UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2010

SOUTHERN COPPER CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-14066	13-3849074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11811 North Tatum Blvd., Suite 2500, Phoenix, Arizona 85028

(Address and zip code of principal executive offices)

(602) 494-5328

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 20, 2010, the Board of Directors of Southern Copper Corporation (the “Company”) elected Mr. Luis Castelazo Morales a director of the Company. Mr. Castelazo Morales will serve on the Board of Directors of the Company until the next annual meeting of stockholders, or a special meeting at which directors are elected, and until his successor shall have been duly elected and qualified.

Mr. Luis Castelazo Morales, 55 years old, has been the General Director of Empresarios Industriales de México S.A. de C.V. (“EIM”), the largest shareholder of Grupo Mexico, S.A.B. de C.V. (“Grupo Mexico”), since 2008. The principal business of EIM is to act as a holding company for shares of other corporations engaged in a variety of businesses including mining, construction, railways, real estate, and drilling.  Information on transactions with Grupo Mexico and EIM is incorporated herein by reference from the “Related Party Transactions” section in the Company’s 2010 Proxy Statement and from information in the Company’s 2009 Report on Form 10-K.  Mr. Castelazo Morales was, previously, Chief Executive Officer of Desarrollo de Ingeniería S.A. de C.V. (DISA), a Mexican construction company, for more than ten years.

Mr. Castelazo Morales also participated in different projects in Mexico via joint ventures with Raytheon Engineers and Constructors and also with the McCarthy Construction Group.  Later he, along with two colleagues, founded AGBC S.C., a firm dedicated to the financial consulting and advising for investments in the Mexican stock market, where he worked for more than 15 years.  Mr. Castelazo Morales holds the recognition of the AMIB (Asociación Mexicana de Intermediarios Bursátiles) as a certified “Advisor in Investment Strategies” for the Mexican stock market.  Mr. Castelazo Morales holds a degree in Civil Engineering from the Universidad Iberoamericana in Mexico City and a Master’s degree in Business Administration from the University of Texas in Austin, TX.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION

Date: September 23, 2010	By:	/s/ Armando Ortega Gomez
	Name:	Armando Ortega Gomez
	Title:	Vice President, Legal, General Counsel and Secretary